Exhibit 10.2

Discharge and Satisfaction of Indebtedness

This Discharge and Satisfaction of Indebtedness Agreement (the “Agreement”) is made and entered into as of the 23rd day of January, 2006 by and between Avatech Solutions Subsidiary, Inc. (“Borrower”), Dassault Systemes Corp. (“Lender”), and Avatech Solutions, Inc. (“Guarantor”).

Explanatory Statement

A.	Borrower and Lender are parties to a Loan Agreement, dated July 22, 2003, pursuant to which Lender loaned to Borrower $1,500,000 USD (the “Loan”) for a term of years, and are also parties to a First Amendment to Loan Agreement, dated as of June 22, 2005, pursuant to which the Borrower and Lender modified the term and principal amortization schedule, and deleted certain covenants, in the original loan agreement (herein collectively referred to as the “Loan Agreement”).

B.	Guarantor guaranteed all of the Borrower’s obligations under the Loan Agreement.

C.	Borrower desires to prepay the entire principal balance of the loan evidenced by the Loan Agreement, plus accrued and unpaid interest, prior to the maturity thereof, in return for which Lender has agreed to discount the amount required to discharge and satisfy all amounts due and payable under the Loan Agreement, and to discharge the obligations of Guarantor under its Guaranty of the Loan Agreement.

NOW THEREFORE, in consideration of the payments by Borrower to Lender described herein, the covenants and agreements of the parties in this Agreement, the Explanatory Statement, which is incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.	In consideration for the payment, by Borrower to Lender, of $950,000, in full satisfaction and discharge of the outstanding principal balance of the Loan, plus the payment of $4,666.81, representing interest on the outstanding principal balance of the Loan from January 1, 2006 through the date hereof, Lender discharges, releases, forgives, and considers fully paid all of Borrower’s obligations under the Loan Agreement, and the Loan Agreement, and Guarantor’s guaranty thereof, shall thereupon be null and void and of no further force or effect.

2.

Lender agrees promptly to file, or cause to be filed, termination statements respecting its security interest in the assets of the Borrower and the Guarantor in each jurisdiction in which Lender filed statements perfecting its security interest in the assets of the Borrower or Guarantor in connection with the Loan, and to take such further actions, and to execute, acknowledge, seal and deliver any and all documents or instruments necessary or appropriate to discharge any interest it has or may claim in the assets of the Borrower or the Guarantor, and consents to the filing of this Agreement with any U.S. federal, state, or local governmental authority that Borrower or Guarantor deems necessary or appropriate. Lender hereby authorizes Mercantile-Safe Deposit and Trust Company to file any UCC-3 termination statements necessary to terminate Lender’s security interest in the assets of the Borrower and the Guarantor in connection with the Loan,

3.	This Agreement may be executed in counterparts which, taken together, shall constitute one original. This Agreement shall be governed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have affixed their hands and seals as of the date and year first above written.

WITNESS:		DASSAULT SYSTEMES CORP.

By	/s/ Frederique Borowiec	By	/s/ Thibault de Tersant
	Frederique Borowiec, Counsel		Thibault de Tersant, Secretary

AVATECH SOLUTIONS SUBSIDIARY, INC.

		By:	/s/ Lawrence Rychlak

AVATECH SOLUTIONS, INC.

		By:	/s/ Lawrence Rychlak